                                                                  Exhibit (d)(4)

                     First Amended U.S. Service Agreement

This Agreement is made by Tutogen Medical, Inc., a Florida corporation with offices at 925 Allwood Road, Clifton, NJ 07012, U.S.A. ("Tutogen") and Sulzer Spine-Tech Inc., a Delaware corporation with offices at 7375 Bush Lake Road, Minneapolis, Minnesota 55439-2027, U.S.A. ("Sulzer").

                              W I T N E S S E T H:

WHEREAS, Tutogen collects xenograft and donated allograft tissue from sources throughout Europe and within the United States, processes such tissue itself or provides such tissue for processing by others, and makes processed tissue available to users through various distributors throughout the world, including the United States;

WHEREAS, Tutogen's distribution of processed bone tissue for spinal applications in the United States is not extensive at the present time;

WHEREAS, Tutogen entered into a Shaft Recovery and Service Reimbursement Agreement with Regeneration Technologies Inc. ("RTI"), as successor to the University of Florida Tissue Bank, effective as of 29 September 1998, including an amendment thereto dated 28 June 1999 (collectively, the "RTI Agreement"), pursuant to which Tutogen supplies certain human donor bone tissue to RTI, which RTI processes for use in spinal applications;

WHEREAS, Tutogen has the right under the RTI Agreement "to develop and distribute products, which products may or may not compete with RTI";

WHEREAS, Tutogen desires to process and distribute for itself allograft bone tissue products for spinal applications in the United States;

WHEREAS, Sulzer manufactures and sells worldwide a line of products used in the spine and maintains an understanding and expertise of the market for products used in the spine, including products manufactured from processed xenograft and allograft bone tissue;

WHEREAS, Tutogen desires to process such tissue itself and make the processed bone tissues available in the United States using Sulzer's expertise and support services,

WHEREAS, Sulzer is willing to provide its expertise and support services to Tutogen in consideration of Tutogen's agreement to process for itself xenograft and donated allograft bone tissue and to make the processed tissue available to users in the US, using exclusively Sulzer's expertise and support services and as much of the donated allograft bone tissue currently provided to RTI under the RTI Agreement as Tutogen is able to disseminate with the assistance of Sulzer according to the demand therefor;

WHEREAS, Tutogen and Sulzer entered into an agreement styled "US Service Agreement," dated March 8, 2000, pursuant to which Sulzer agreed to provide exclusive services to enable Tutogen to make processed bone tissues available to users in the United States; and

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 1

WHEREAS, Tutogen and Sulzer desire to make a new agreement that will supersede the US Service Agreement dated March 8, 2000;

NOW, THEREFORE, in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereby agree as follows:

1.   Definitions

1.1  "Affiliate" shall mean an entity that controls, is controlled by, or is
      ---------
     under common control with a party. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of a majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, such entity shall be deemed an Affiliate only so long as such control continues.

1.2  "Average Aging Date" shall have the meaning set forth in Section 4.2.
      ------------------

1.3  "Contract Year" shall mean the one-year period following the Effective Date
      -------------
     of this Agreement and each one-year period following each anniversary of the Effective Date of this Agreement.

1.4  "Effective Date" shall mean March 8, 2000.
      --------------

1.5  "Field of Use" shall mean all uses of processed xenograft and allograft
      ------------
     bone tissue in and adjoining the human spine.

1.6. "Permitted Successor" shall mean any individual, corporation, partnership,
      -------------------
     joint venture, association, trust, or any other entity or organization of any kind or character that assumes the obligations of a party under this Agreement as permitted according to the terms of this Agreement.

1.7  "Processed Tissues" shall mean xenograft and allograft bone tissue
      -----------------
     processed by Tutogen or an Affiliate of Tutogen or a Permitted Successor of Tutogen, as listed in Schedule A attached hereto. The parties shall mutually agree as to the addition of processed tissues to Schedule A. To the extent that a Processed Tissue is not available from Tutogen at the time of its listing on Schedule A, the parties agree to collaborate on its final design and development in accordance with Sections 2 and 3 of the First Amended Processed Tissue Development and License Agreement of even date between Sulzer and an Affiliate of Tutogen.

1.8  "Services" shall have the meaning set forth in Section 2.2.
      --------

1.9  "Territory" shall mean the United States, including its territories and
      ---------
     possessions.

1.10 "Third Party" shall mean a person or entity other than Tutogen, any
      -----------
     Tutogen Affiliate, Sulzer, any Sulzer Affiliate or any officer, director, or employee of Tutogen, any Tutogen Affiliate, Sulzer, or any Sulzer Affiliate.

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 2

2.   Grant of Rights

2.1  Supply of Processed Tissue.  During the term of this Agreement, to the
     --------------------------
     extent that it can do so without breaching an obligation under a pre-existing agreement, including the RTI Agreement, Tutogen agrees to collect xenograft and donated allograft bone tissue, process such bone tissue itself using its proprietary Tutoplast(R) process, manufacture the Processed Tissues, and make the Processed Tissues available in the Territory for the Field of Use using the Services of Sulzer.

2.2  Sulzer's Services.  Sulzer shall use reasonable efforts to provide the
     -----------------
     following services (the "Services") to Tutogen, as soon as is reasonably possible following the Effective Date, for the purpose of making Processed Tissues available to users in the Territory for the Field of Use:

       2.2.1 providing and training all field support personnel necessary to meet and communicate with surgeons regarding the Processed Tissues and their use and to provide case support for surgeons;

       2.2.2 providing a Processed Tissue order entry system accessible by Sulzer for the purpose of entering orders for Processed Tissues and accessible by Tutogen for the purpose of receiving Processed Tissue orders and shipment instructions and for the purpose of checking the status of an order at any time;

       2.2.3 providing and training all telephone and order entry support personnel necessary for collecting and transmitting Processed Tissue orders from surgeons and patient care providers and for answering questions regarding the Processed Tissues;

       2.2.4 developing surgical instruments and surgical techniques for implantation of the Processed Tissues and manufacturing and distributing sets of surgical instruments;

       2.2.5 preparing and distributing printed materials, including surgical procedures, promoting and describing proper use and surgical implantation of the Processed Tissues; and

       2.2.6 training surgeons as necessary regarding the proper surgical technique for implanting the Processed Tissues.

2.3  Exclusive Right. Tutogen hereby grants Sulzer the exclusive right during
     ---------------
     the term of this Agreement to provide the Services for the Processed Tissues in the Territory for the Field of Use. So long as donated allograft bone tissue continues to be available to Tutogen or any of its Affiliates or its Permitted Successors during the term of this Agreement, including tissues collected from sources available to Tutogen or its Affiliates as of the Effective Date, as well as tissues collected from sources developed by Tutogen or its Affiliates or its Permitted Successors during the term of this Agreement, Tutogen or its Permitted Successors shall make the Processed Tissues available to users in the Territory using exclusively the Services of Sulzer. During the term of this Agreement, neither Tutogen, nor any Affiliate of Tutogen, nor any Permitted Successor of Tutogen shall permit or engage an entity other than Sulzer to provide the Services in the Territory for the Field of Use.

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 3

2.4  Consignment Inventory.  Tutogen shall have the option to consign inventory
     ---------------------
     of the Processed Tissues to Sulzer for the benefit of Processed Tissue users in circumstances in which users could not timely obtain the Processed Tissues directly from Tutogen. In no event shall Sulzer acquire title to the consigned Processed Tissues. Sulzer shall mark the consigned Processed Tissues as the sole property of Tutogen.

3.   Sulzer's Obligations

3.1  Service Fees for Processed Tissues.  Tutogen shall specify the appropriate
     ----------------------------------
     fee for Tutogen's services in making each of the Processed Tissues available to users in the Territory. Based on its knowledge and understanding of spine-related matters, Sulzer shall advise Tutogen on appropriate fees and recommend such fees for Tutogen's services for each Processed Tissue, including adjustments in such fees as necessary in Sulzer's opinion. In no event shall any payment be made to Tutogen or Sulzer for any donated human tissue.

3.2  Forecasting.  Within 30 days following execution of this Agreement, Sulzer
     -----------
     shall provide Tutogen with a monthly forecast of demand for the Processed Tissues during the succeeding six-month period. Commencing with the third calendar quarter of 2000 and continuing quarterly thereafter, Sulzer shall provide Tutogen, no later than 15 days prior to each calendar quarter, with a rolling monthly forecast of demand for the Processed Tissues for the succeeding 12 months. Sulzer's forecasts shall specify the anticipated demand by Processed Tissue and by month. Sulzer shall incur no liability to Tutogen in the event that actual demand for the Processed Tissues differs from Sulzer's forecasts. As soon as is reasonably possible following execution of this Agreement, Sulzer and Tutogen shall meet and discuss in good faith a possible agreement regarding a means by which to avoid, or assist Tutogen with the cost of, excessive inventory carrying cost.

3.3  Minimum Annual Demand.  As consideration for the exclusive right to provide
     ---------------------
     the Services, commencing with the ninth month of the second Contract Year (a partial annual minimum demand) and continuing with each Contract Year thereafter, Sulzer and Tutogen will establish minimum annual demand goals for the Processed Tissues for the Contract Year as a means of ensuring that Sulzer is using reasonable efforts to provide the Services in the Territory. Sulzer and Tutogen agree to confer and mutually agree upon the minimum annual demand goals for each Contract Year, which shall be recorded on Schedule B, during the three-month period commencing with the sixth month of the second Contract Year. In the event that the demand for the Processed Tissues in any Contract Year is less than the goals established under Schedule B, provided that Sulzer's failure to meet the minimum goals is not a result of a Force Majeure as described in Section 9.2, Tutogen shall have the right, in its sole discretion, to undertake for itself or to employ the services of an additional third party to provide the Services for the Processed Tissues in the Territory for the Field of Use. Tutogen shall exercise its option, if at all, by giving Sulzer written notice of its election no later than 60 days following the end of the Contract Year in question. In the event that Tutogen elects to exercise its option, Sulzer shall nonetheless retain its right, on a non-exclusive basis, to make provide the Services in the Territory for the Field of Use.

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 4

4.   Tutogen's Obligations

4.1  Processed Tissue Supply.  Tutogen agrees to use reasonable efforts to
     -----------------------
     procure xenograft and donor allograft bone tissue, process the tissue using the Tutoplast(R) process according to Sulzer's forecasts of demand for Processed Tissues (Section 3.2), deliver the Processed Tissues to users in a timely manner, and invoice the users for Tutogen's services in a timely
     manner.   In no event shall Tutogen or an Affiliate of Tutogen or a
     Permitted Successor of Tutogen during the term of this Agreement supply allograft bone tissue, whether processed or unprocessed, to a Third Party for further distribution in the Territory for the Field of Use; provided that, Tutogen shall be obligated, as contemplated by Section 2.1 of this Agreement, to supply Processed Tissues directly to users, and Tutogen shall be permitted to deliver unprocessed allograft bone tissue pursuant to the RTI Agreement so long as Tutogen's supply of allograft bone tissue exceeds the demand for Processed Tissues under this Agreement.

4.2  Sulzer's Service Fee.  Tutogen agrees to pay Sulzer a fee (the "Service
     --------------------
     Fee") for Sulzer's services as set forth in Schedule C. The Service Fee shall be paid by Tutogen monthly no later than the Average Aging Date. The "Average Aging Date" shall be fixed annually at the onset of each new Contract Year and shall be the last business day of the month during which Tutogen invoices the user for its services, plus the average aging period for Tutogen's invoices for services during the preceding Contract Year.
     The Average Aging Date shall be 90 days for the first Contract Year. The Service Fee shall be deemed to cover all services rendered by Sulzer under this Agreement, irrespective of whether such services are encompassed by the Services specified in Section 2.2 above, whether they are expressly mentioned elsewhere in this Agreement, or whether they are not mentioned.

4.3  Report.  Tutogen shall prepare and deliver to Sulzer within 15 days
     ------
     following the end of each month a report detailing for each order completed during the preceding month: the user, the number of Processed Tissue units delivered, the fee for Tutogen's services invoiced in connection with each such Processed Tissue unit, and the amount of Sulzer's Service Fee for each Processed Tissue unit.

4.4  Audit.  Upon reasonable notice to Tutogen, Sulzer shall have the right to
     -----
     have an independent certified public accountant, selected by Sulzer and reasonably acceptable to Tutogen, audit Tutogen's records during normal business hours to verify all records pertaining to the calculation of the Service Fee; provided, however, that such audit shall not take place more frequently than once a year and shall not cover records for more than the preceding four (4) years. Any such audit shall be at the expense of the Sulzer unless such audit concludes that Tutogen has underpaid the Service Fee by more than five percent, in which case such audit shall be at the expense of Tutogen.

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 5

5.   Regulatory Matters

5.1  Import Compliance.  Tutogen agrees to comply with and maintain compliance
     -----------------
     with all governmental rules, regulations, statutes and other laws of any kind necessary to import into and distribute the Processed Tissues within the Territory.

5.2  Regulatory Responsibilities.
     ---------------------------

       5.2.1 The parties understand that as of the Effective Date of this Agreement, xenograft processed tissues, but not allograft processed tissues, are regulated by the U.S. Food and Drug Administration ("FDA") as a medical device. In the event that a regulated xenograft processed tissue is added as a Processed Tissue, or in the event that the FDA commences regulation of a Processed Tissue as a medical device or other matter subsequent to the Effective Date, Sulzer, as agent for Tutogen, shall be responsible for obtaining and maintaining approval from the FDA to make such regulated Processed Tissue available in the Territory for the Field of Use, including the conduct of preclinical studies and clinical trials and the preparation and filing of all applications, reports, and other documents for the FDA; provided that, Sulzer may elect within 90 days following the effective date of such FDA regulation to remove such regulated Processed Tissue from Schedule A rather than to seek approval therefor from the FDA. Sulzer's election to remove a regulated Processed Tissue from Schedule A shall not be a basis for termination of the Agreement by Tutogen.

       5.2.2 In the event that Sulzer elects to remove a regulated Processed Tissue from Schedule A, Tutogen shall have the right to seek FDA approval therefor at its own expense and to make such processed tissue available to users without obligation to Sulzer under this Agreement.

5.3  Regulatory Costs.  Tutogen agrees to bear all costs related to pre-clinical
     ----------------
     studies in support of Sulzer's efforts to obtain FDA approvals for Processed Tissues. Sulzer agrees to bear all other costs, including the costs for all clinical trials and the costs for preparation and filing of all applications, reports, and other documents for obtaining and maintaining the approvals.

5.4  Ownership of Approvals.  Tutogen shall be the record owner of all FDA
     ----------------------
     approvals to make regulated Processed Tissues available in the Territory for the Field of Use.

5.5  Assistance to Sulzer.  Tutogen, at its own expense, agrees to provide such
     --------------------
     assistance and support to Sulzer, as Sulzer may reasonably request in the performance of Sulzer's obligations under this Section 5.

6.   Trademark License

6.1  License Grant.  Tutogen grants Sulzer a nonexclusive license under
     -------------
     Tutogen's trademarks, Tutoplast(R) and Spine Line(R) (the "Trademarks"), to use the Trademarks solely in connection with the Processed Tissues in the performance of Sulzer's Services within the Territory for the Field of Use.

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 6

6.2  Publication Approvals.  Sulzer shall provide Tutogen with samples of all
     ---------------------
     printed materials utilizing a Trademark in advance of publication of the same. Tutogen shall be deemed to have approved such samples for actual use unless it objects in writing within 10 business days following Sulzer's delivery of same.

7.   Term and Termination

7.1  Term.  This Agreement shall be effective on the Effective Date and shall
     ----
     remain in effect for an initial term of 10 Contract Years, unless sooner terminated according to the terms set forth in this Agreement. At the end of the tenth Contract Year and each succeeding anniversary of the Effective Date, this Agreement shall renew automatically for a successive one-year term unless one party gives the other party written notice of termination at least 12 months in advance of the renewal date.

7.2  Material Breach.  If either party is in material breach of any obligation
     ---------------
     in this Agreement, the non-breaching party may give written notice to the breaching party of its intention to terminate this Agreement, and this Agreement will terminate 60 days after the giving of such notice unless during the 60-day period (i) the breach has been cured, or (ii) if a breach is incapable of cure within the 60-day period, the breaching party has commenced action which is calculated to result in a cure of the breach to the reasonable satisfaction of the non-breaching party within 120 days after the giving of notice. If at the end of the 60-day or 120-day period following a notice of termination the parties disagree as to whether the Agreement has terminated as provided in this paragraph, the parties shall continue to perform under this Agreement until an arbitration tribunal constituted as provided in this Agreement has ruled on the matter.

7.3  Insolvency.  Either party may terminate this Agreement immediately on
     ----------
     delivery of written notice to the other party (i) upon the institution by or against such other party of insolvency, receivership, or bankruptcy proceedings or any other proceedings for the settlement of such party's debts; provided that, with respect to involuntary proceedings, such proceedings are not dismissed within 120 days, (ii) upon such other party's making an assignment for the benefit of creditors, or (iii) upon such other party's dissolution or ceasing to do business.

7.4  Termination Without Cause.  Sulzer shall have the right to terminate this
     -------------------------
     Agreement with or without cause at any time on or after January 15, 2002; provided that, Sulzer shall have given Tutogen written notice of termination at least 12 months in advance of the termination date. In the event that Sulzer shall terminate this Agreement without cause as provided in this Section 7.4, neither Sulzer nor any Affiliate of Sulzer shall for a period of one year following the effective date of termination enter into an agreement, either directly or indirectly, to own, operate, advise, or have any interest in any business relating to the Processed Tissues in the Territory for the Field of Use.

7.5  Termination for Material Adverse Effect.  Sulzer shall have the right to
     ---------------------------------------
     terminate this Agreement on 60 days written notice to Tutogen in the event that: (i) Tutogen declines to follow Sulzer's recommendation in setting the amount of the fee for Tutogen's services in making a Processed Tissue available to users in the Territory, and (ii) sales of Sulzer's BAK interbody fusion cage (or successor product) decline over any consecutive three-month period; provided that, the

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 7

     Agreement shall not terminate according to this Section 7.5 if Tutogen, during the 60-day notice period prior to termination, shall adjust the amount of its fee to the fee recommended by Sulzer.

7.6  Interruption of Donor Availability.  Notwithstanding the Force Majeure
     ----------------------------------
     provision in Section 9.2, in the event that Tutogen is unable to supply Processed Tissues for a continuous period of six months because Tutogen, for whatever reason, is unable to obtain tissue donors, Sulzer shall have the right to terminate this Agreement. In the event that Sulzer terminates this Agreement pursuant to this Section 7.6, Tutogen shall be entitled to retain any payments made by Sulzer.

7.7  Reimbursement of Regulatory Expenses.  In the event that the Agreement
     ------------------------------------
     terminates (i) by reason of Tutogen's notice of termination under Section 7.1, or (ii) by reason of Tutogen's material breach under Section 7.2, then Tutogen shall be obligated to reimburse Sulzer's out-of-pocket expenditures, or a portion thereof as determined in this Section 7.7, in obtaining or attempting to obtain regulatory approval for Processed Tissues under Section 5.2, including the out-of-pocket cost of all pre-clinical, if any, and clinical trials and other expenses directly related to the regulatory approval process (the "Clinical Expenses"). For each Processed Tissue as to which Sulzer has obtained or attempted to obtain a regulatory approval, Tutogen shall be obligated to reimburse an amount determined by multiplying the Clinical Expenses for that Processed Tissue by the Reimbursement Ratio. The "Reimbursement Ratio" is

                   10 yrs - (t\\exp\\ - t\\app\\) / 10 yrs,

     where t\\exp\\ is the effective date of termination of the Agreement and t\\app\\ is the date of regulatory approval for the Processed Tissue. For example, if Sulzer obtains a regulatory approval for a Processed Tissue at the beginning of the second Contract Year after incurring $100,000 of Clinical Expenses and the Agreement terminates at the beginning of the fifth Contract Year, the Reimbursement Ratio is

                       10 yrs - (3 yrs) / 10 yrs  =  0.7

     and Tutogen owes Sulzer $70,000. The reimbursement amount shall be paid in three equal annual installments due within 60 days of the date of termination, one year after termination, and two years after termination, without interest.

8.   Representations, Warranties, Indemnities, and Limitation of Liabilities

8.1  Tutogen.  Tutogen represents and warrants to Sulzer, as follows:
     -------

       8.1.1 Tutogen has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance of this Agreement have been validly authorized by Tutogen.

       8.1.2 Tutogen has the right to grant to Sulzer the rights and licenses granted in this Agreement.

       8.1.3 As of the date of this Agreement, and to the best of its knowledge and belief, neither the processing of, nor the use of, nor the collection of fees related to the Processed Tissues in the Territory constitutes a misuse or misappropriation of confidential information or trade secrets

CONFIDENTIAL                       First Amended U.S. Service Agreement - Page 8
               or a breach of confidence, and does not infringe or violate any valid patent, trademark, or copyright or any other intellectual property rights of any third party. Tutogen has disclosed to Sulzer all patents and other intellectual property rights which, to Tutogen's knowledge, may have a material effect on Sulzer's ability to make available the Processed Tissues.

       8.1.4 Tutogen has not received notice that the processing of, use of, or collection of service fees related to the Processed Tissues violates any patent rights or any other intellectual property right or constitutes a misappropriation or misuse of trade secrets or proprietary information.

       8.1.5 Tutogen shall promptly notify Sulzer of any claim of infringement or misappropriation relating to the Processed Tissues.

       8.1.6 To the best of Tutogen's knowledge and belief, Tutogen's procurement of donor allograft tissue complies fully with all laws of the country in which the donor tissue is collected, including all national, regional, and local laws.

       8.1.7 To the best of Tutogen's knowledge and belief, Tutogen possesses all governmental and other approvals required for the collection and processing of donor allograft tissue, and Tutogen shall use reasonable efforts to maintain all such approvals throughout the term of this Agreement.

       8.1.8 To the best of Tutogen's knowledge and belief, Tutogen's distribution of the Processed Tissues as contemplated under this Agreement complies fully with the United States National Organ Transplant Act ("NOTA"), 42 U.S.C. section 274e. Tutogen shall give Sulzer immediate notice in the event that Tutogen becomes aware of an investigation or inquiry from any regulatory or governmental authority of a potential violation of NOTA.

       8.1.9 For a period of 12 months from the date of Tutogen's delivery to a user, each Processed Tissue shall be free from defects in material, manufacturing, and workmanship, including, but not limited to, disease, excluding defects caused by the abuse, misuse, neglect, or by improper testing, handling, storage, or use by a party other than Tutogen.

       8.1.10 During the term of this Agreement, except as required by law or by a pre-existing contractual obligation of Tutogen, Tutogen will not, directly or through an Affiliate, assign, sell, transfer, convey, or otherwise alienate in whole or in part any right to receive donated allograft bone tissue without the prior written agreement of Sulzer.

8.2  Liability for Breach of Processed Tissue Warranty.  If any failure to
     -------------------------------------------------
     conform to the representation and warranty set forth in Section 8.1.9 appears within the applicable warranty period, Tutogen will, at its option and expense, correct any such failure either by replacing the defective or non-conforming Processed Tissue or by repairing such Processed Tissue. In no event shall the liability of Tutogen in connection with such warranty exceed the cost of replacing or repairing the defective Processed Tissue. The foregoing shall constitute the

CONFIDENTIAL                       First Amended U.S. Service Agreement - Page 9
     exclusive remedy of Sulzer and the sole liability of Tutogen whether in contract or in tort or otherwise relating to a defect of a Processed Tissue.

8.3  Exclusion of Other Warranties.  The representations and warranties stated
     -----------------------------
     in Section 8.1 are expressly in lieu of all other warranties, including, but not limited to, any implied warranty of merchantability or of fitness, and constitute the only warranties made with respect to any Processed Tissue.

8.4  Sulzer.  Sulzer represents and warrants to Tutogen, as follows:
     ------

       8.4.1 Sulzer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance of this Agreement have been validly authorized by Sulzer.

8.5  Indemnity by Tutogen.
     --------------------

       8.5.1 Tutogen shall defend, indemnify, and hold harmless Sulzer against any liability or damages from any third party claims, suits, proceedings, demands, recoveries, or expenses ("Claims") to the extent that such Claims arise from or are based upon: (i) material breach by Tutogen of any of its representations or warranties contained herein; or (ii) negligence, gross negligence, or intentionally wrongful acts or omissions on the part of Tutogen; provided that Sulzer: (a) promptly notifies Tutogen in writing of any such Claim which comes to its attention; (b) allows Tutogen to control the defense or settlement of such Claim; (c) does not enter into any settlement or compromise of such Claim without the express authorization of Tutogen; and (d) reasonably cooperates with Tutogen in the defense of such Claim, subject to Tutogen's payment of all reasonable out-of-pocket expenses associated with such cooperation by Sulzer. Sulzer shall have the right to participate in a non-controlling fashion in such legal proceeding at its sole expense.

       8.5.2 No undertaking of Tutogen under this section shall extend to any such alleged infringement or violation to the extent that it: (a) arises from adherence to design modifications, specifications, drawings, or written instructions which Tutogen is directed by Sulzer to follow, but only if such alleged infringement or violation does not reside in corresponding Processed Tissue of Tutogen's design or selection; or (b) arises from adherence to instructions to apply Sulzer's trademark, trade name, or other company identification; or (c) resides in a Processed Tissue which is not of Tutogen's origin and which is furnished by Sulzer to Tutogen for use under this Agreement; or (d) relates to use of Processed Tissues or other items provided by Tutogen in combination with other Processed Tissues or items furnished either by Tutogen or others, which combination was not installed, recommended, or otherwise approved by Tutogen. In the foregoing cases numbered (a) through (d), Sulzer will defend and hold Tutogen harmless, subject to the same terms and conditions and exceptions stated above, with respect to Tutogen's rights and obligations under this clause.


CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 10

8.6  Indemnity by Sulzer.
     -------------------

       8.6.1 Sulzer shall defend, indemnify, and hold harmless Tutogen against any liability or damages from any third party claims, suits, proceedings, demands, recoveries, or expenses ("Claims") to the extent that such Claims arise from or are based upon: (i) material breach by Sulzer of any of its representations or warranties contained herein; or (ii) negligence, gross negligence, or intentionally wrongful acts or omissions on the part of Sulzer; provided that Tutogen: (a) promptly notifies Sulzer in writing of any such Claim which comes to its attention;
               (b) allows Sulzer to control the defense or settlement of such Claim; (c) does not enter into any settlement or compromise of such Claim without the express authorization of Sulzer; and (d) reasonably cooperates with Sulzer in the defense of such Claim, subject to Sulzer's payment of all reasonable out-of-pocket expenses associated with such cooperation by Tutogen. Tutogen shall have the right to participate in a non-controlling fashion in such legal proceeding at its sole expense.

       8.6.2 No undertaking of Sulzer under this section shall extend to any such alleged infringement or violation to the extent that it: (a) arises from adherence to design modifications, specifications, drawings, or written instructions which Sulzer is directed by Tutogen to follow, but only if such alleged infringement or violation does not reside in corresponding Processed Tissue of Sulzer's design or selection; or (b) arises from adherence to instructions to apply Tutogen's trademark, trade name, or other company identification; or (c) resides in a Processed Tissue which is not of Sulzer's origin and which is furnished by Tutogen to Sulzer for use under this Agreement; or (d) relates to use of Processed Tissues or other items provided by Sulzer in combination with other Processed Tissues or other items, furnished either by Sulzer or others, which combination was not installed, recommended or otherwise approved by Sulzer. In the foregoing cases numbered (a) through (d), Tutogen will defend and hold Sulzer harmless, subject to the same terms and conditions and exceptions stated above with respect to Sulzer's rights and obligations under this clause.

8.7  Limitation of Liability to Third Parties. The liability of Tutogen and
     ----------------------------------------
     Sulzer with respect to any and all claims, actions, proceedings, or suits by any third party alleging infringement of patents, trademarks, or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any items furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this Section 8.

8.8  Exclusion of Consequential Damages.  Neither Tutogen nor Sulzer shall in
     ----------------------------------
     any event or under any circumstances, including, but not limited to liability, delay, or warranty, be liable to the other for special or consequential damages, including but not limited to, loss of profit or revenue, loss of use of production line, or claims by customers for service interruptions. The remedies for the parties set forth in this Agreement are exclusive.

8.9  RTI Agreement.  Notwithstanding anything herein to the contrary, nothing in
     -------------
     this Agreement is intended to be, or shall be construed as being, a breach,

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 11
     anticipatory or otherwise, of the RTI Agreement as it existed following amendment on 28 June 1999.

9.   Miscellaneous Provisions

9.1  Entire Agreement.
     ----------------

       9.1.1 This Agreement, together with the First Amended Umbrella Agreement, the First Amended Option Agreement, the First Amended International Distribution Agreement, and the First Amended Processed Tissue Development and License Agreement, all between the parties or their Affiliates, embodies the final, complete, and exclusive understanding between the parties and supersedes all previous agreements, understandings, or arrangements between the parties with respect to its subject matter, including the US Service Agreement dated March 8, 2000.

       9.1.2 The US Service Agreement dated March 8, 2000 is hereby cancelled entirely and superseded by this Agreement.

       9.1.3 No modification or waiver of any terms or conditions hereof, nor any representations or warranties will be of any force or effect unless such modification or waiver is in writing and signed by an authorized officer of the party against whom enforcement is sought.

9.2  Force Majeure.  Neither party will be liable to the other for its failure
     -------------
     to perform any of its obligations under this Agreement only during any period in which such performance is delayed because of, or rendered impracticable or impossible due to, circumstances beyond its reasonable control, including but not limited to, strike, fire, flood, earthquake, windstorm, governmental acts or orders or restrictions (including acts of regulatory authorities and changes in the regulatory scheme for a Processed Tissue), failure of suppliers, or any other reason to the extent that the failure to perform is beyond the reasonable control and not caused by the negligence or willful misconduct of the non-performing party, provided that the party experiencing the delay promptly notifies the other of the delay.

9.3  Notices.  All notices concerning this Agreement will be written in the
     -------
     English language and will be deemed to have been received (a) two days after being properly sent by commercial overnight courier, or (b) one day after being transmitted by confirmed facsimile, in each case addressed to the address below:

      If to Tutogen:

      Tutogen Medical, Inc.
      Industriestrae 6,
      D-91077 Neunkirchen am Brand
      GERMANY
      Attention:  President and CEO
      Telephone:  49 9131 7901-10
      Facsimile:  49 9131 7901-12

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 12

      With a copy to:

      Dr. Dirk Lange
      Foerster + Rutow
      Irrerstr. 17-19
      90403 Nurnberg
      GERMANY
      Telephone:  49 (911) 23 569 00
      Facsimile:  49 (911) 23 569 11

      If to Sulzer:

      Sulzer Spine-Tech Inc.
      7375 Bush Lake Road
      Minneapolis, Minnesota 55439-2027
      U.S.A.
      Attention:  President
      Telephone:  1 (612) 832-5600
      Facsimile:  1 (612) 832-6874

      With a copy to:

      Sulzer Medica USA Inc.
      3 East Greenway Plaza, Suite 1600
      Houston, Texas 77046
      U.S.A.
      Attention:  General Counsel
      Telephone:  1 (713) 561-6365
      Facsimile:  1 (713) 561-6380

9.4  Governing Law.  Recognizing that the laws within the United States and
     -------------
     international jurisdictions vary in their content and effect with respect to similar subject matter, and that the parties desire uniformity and predictability in interpretation and enforcement of this Agreement and related agreements with international scope made contemporaneously by the parties and their Affiliates, the parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of Switzerland (without application of the United Nations Convention on the International Sale of Goods).

9.5  Partial Invalidity.  In the event that any provision of this Agreement will
     ------------------
     be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as best to accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

9.6  Independent Contractors.  Each party will act as an independent contractor
     -----------------------
     under the terms of this Agreement. Except as otherwise provided in this Agreement,

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 13
     neither party is, nor will it be deemed to be, an employee, agent, partner, co-venturer, or legal representative of the other for any purpose.

9.7  Nonassignability.  Neither this Agreement nor any of the rights, interests,
     ----------------
     duties, or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party, except that either party may assign this Agreement to an Affiliate of such party; provided that, in no event shall a party assign to an Affiliate less than the entirety of its rights and obligations under this Agreement. Any assignment made in violation of this Section 9.7 will be void and of no effect. Subject to this Section 9.7, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their Permitted Successors.

9.8  Compliance With Laws.  Notwithstanding other provisions in this Agreement
     --------------------
     regarding a failure to comply with laws, in performing this Agreement, each Party shall comply with all applicable laws and government regulations at all times, including but not limited to any applicable laws and regulations of the United States regarding the export or re-export or release of technology and technical data.

9.9  Arbitration.
     -----------

       9.9.1 In the event the Parties are unable to resolve any dispute or conflict arising from or relating to this Agreement within thirty
               (30) days after it is formally presented for resolution by written notice, any party may submit such conflict for resolution to the Chief Executive Officers of the parties.

       9.9.2 In the event the Chief Executive Officers of the parties are unable to resolve such conflict within thirty (30) days after having such conflict submitted to them for resolution, the dispute shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in Paris ("Rules") by three arbitrators appointed in accordance with the Rules.

       9.9.3 The place of arbitration shall be Zurich. The procedural law of this place shall apply where the Rules are silent.

       9.9.4 The arbitral award shall be substantiated in writing. The arbitral tribunal shall decide on the matter of costs of the arbitration.

       9.9.5 The language to be used in the arbitral proceedings shall be English.

9.10 Confidentiality.  The parties acknowledge that by reason of their
     ---------------
     relationship hereunder, each has had and will continue to have access to certain information and materials concerning the other's business, plans, customers, technology, and/or Processed Tissues that is considered by a party to be confidential ("Confidential Information") and of substantial value to that party, which value would be impaired if such information were disclosed to third parties. To the extent that such information is considered confidential, the disclosing party will so indicate to the receiving party, in the case of information in documentary or other tangible form, by labeling it conspicuously as "CONFIDENTIAL" (or words of similar import) and in the case of information conveyed verbally, by identifying same in writing within ten days after the first verbal disclosure. Each party

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 14
     agrees that it will not use in any way other than as expressly authorized or contemplated under this Agreement, nor disclose to any third party, any such Confidential Information revealed to it by the other party, and will take reasonable precautions (and will cause its Affiliates to take reasonable precautions) to protect the confidentiality of such information and with no less restrictive precautions than it takes to protect its own confidential information. Each party will disclose Confidential Information only to those of its employees who have a need to know such information. If Confidential Information is required to be disclosed in response to an order by a court or other government body, or if otherwise required to be disclosed by law, or if necessary to establish the rights of a party under this Agreement, the receiving party shall use reasonable efforts to provide the disclosing party with advance notice of such required disclosure to give the disclosing party sufficient time to seek a protective order or other protective measures, if any are available, for such Confidential Information. "Confidential Information" does not include information, materials, technical data or know-how which: (i) is rightfully in the possession of the receiving party at the time of disclosure as shown by the receiving party's files and records immediately prior to the time of disclosure; (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party; (iii) is independently developed by a party without the use of any Confidential Information of the other parties; (iv) is obtained from any third party who is authorized to disclose such data and information without obligation of confidentiality, or (v) is approved for release by the disclosing party. This Section 9.10 shall survive termination of this Agreement for a period of two years.

9.11 Public Relations and Announcements.  The parties shall agree upon and
     ----------------------------------
     issue a press release upon the signing of this Agreement including a summary of the relationship established under this Agreement. No party shall issue a press release or any other published statement that refers to another party, its Affiliates or the other party's Processed Tissues without first obtaining the agreement of such other party as to the form and content of the statement, which approval shall be timely and not unreasonably withheld.

     In witness whereof, the parties have each caused this Agreement to be signed and delivered by their duly authorized representatives on the dates set forth below in duplicate, each of which will be treated for all purposes as an original.


          Tutogen Medical, Inc.      Sulzer Spine-Tech, Inc.



By: /s/ Manfred Kruger               By: /s/ P. Richard Lunsford
    ------------------                   -----------------------
     Manfred Kruger, President           P. Richard Lunsford, President
     and Chief Executive Officer


Date: September 29, 2000             Date: September 29, 2000
      ------------------                   ------------------

CONFIDENTIAL                      First Amended U.S. Service Agreement - Page 15

                        Schedule A - Processed Tissues

Category 1 Tissues

  REF Number           Product Description                          A=       B=     C=   D=
  01.14000.001  Tricortical Wedge, Iliac (8-0x24x6x0degrees)        8-10     24       6     0degrees
  01.14000.002  Tricortical Wedge, Iliac (8-0x24x7x0degrees)        8-10     24       7     0degrees
  01.14000.003  Tricortical Wedge, Iliac (8-0x24x8x0degrees)        8-10     24       8     0degrees
  01.14000.004  Tricortical Wedge, Iliac (8-0x24x9x0degrees)        8-10     24       9     0degrees
  01.14000.005  Tricortical Wedge, Iliac (8-x24x10x0degrees)        8-10     24      10     0degrees
  01.14000.006  Tricortical Wedge, Iliac (8-0x24x12x0degrees)       8-10     24      12     0degrees
  01.14000.007  Tricortical Wedge, Iliac (8-0x24x14x0degrees)       8-10     24      14     0degrees
  01.14000.008  Tricortical Wedge, Iliac (8-0x24x16x0degrees)       8-10     24      16     0degrees
  01.14000.009  Tricortical Wedge, Iliac (8-0x24x50x0degrees)       8-10     24      50     0degrees
  01.14000.010  Tricortical Wedge, Iliac (8-0x24x100x0degrees)      8-10     24     100     0degrees
  01.14000.011  Tricortical Wedge, Iliac (8-10x24x8x4degrees)       8-10     24       8     4degrees
  01.14000.012  Tricortical Wedge, Iliac (8-10x24x9x4degrees)       8-10     24       9     4degrees
  01.14000.013  Tricortical Wedge, Iliac (8-10x24x11x4degrees)      8-10     24      11     4degrees
  01.14000.014  Tricortical Wedge, Iliac (8-10x24x13x4degrees)      8-10     24      13     4degrees
  01.14000.015  Tricortical Wedge, Iliac (8-10x24x15x4degrees)      8-10     24      15     4degrees
  01.14000.016  Tricortical Wedge, Iliac (*10x12x6x0degrees)         *10     12       6     0degrees
  01.14000.017  Tricortical Wedge, Iliac (*10x12x7x0degrees)         *10     12       7     0degrees
  01.14000.018  Tricortical Wedge, Iliac (*10x12x8x0degrees)         *10     12       8     0degrees
  01.14000.019  Tricortical Wedge, Iliac (*10x12x9x0degrees)         *10     12       9     0degrees
  01.14000.020  Tricortical Wedge, Iliac (*10x24x10x0degrees)        *10     24      10     0degrees
  01.14000.021  Tricortical Wedge, Iliac (*10x24x12x0degrees)        *10     24      12     0degrees
  01.14000.022  Tricortical Wedge, Iliac (*10x24x14x0degrees)        *10     24      14     0degrees
  01.14000.023  Tricortical Wedge, Iliac (*10x24x16x0degrees)        *10     24      16     0degrees
  01.14000.024  Tricortical Wedge, Iliac (*10x24x50x0degrees)        *10     24      50     0degrees
  01.14000.025  Tricortical Wedge, Iliac (*10x24x100x0degrees)       *10     24     100     0degrees
  01.14000.026  Tricortical Wedge, Iliac (*10x12x8x4degrees)         *10     12       8     4degrees
  01.14000.027  Tricortical Wedge, Iliac (*10x12x9x4degrees)         *10     12       9     4degrees
  01.14000.028  Tricortical Wedge, Iliac (*10x12x11x4degrees)        *10     12      11     4degrees
  01.14000.029  Tricortical Wedge, Iliac (*10x24x11x4degrees)        *10     24      11     4degrees
  01.14000.030  Tricortical Wedge, Iliac (*10x24x13x4degrees)        *10     24      13     4degrees
  01.14000.031  Tricortical Wedge, Iliac (*10x24x15x4degrees)        *10     24      15     4degrees

REF Number               Product Description                 A=        B=
01.14001.001  Tricortical Dowel, Iliac (12.5x24x   13)    12.5       13
01.14001.002  Tricortical Dowel, Iliac (12.5x24x   15)    12.5       15
01.14001.003  Tricortical Dowel, Iliac (12.5x24x   17)    12.5       17
01.14001.004  Tricortical Dowel, Iliac (12.5x24x   19)    12.5       19

* more than

CONFIDENTIAL                       Schedule A to U.S. Service Agreement - Page 1

REF Number           Product Description           A=               B=
01.14002.001  Bone Dowel, Patella (  10x13)      10              13
01.14002.002  Bone Dowel, Patella (  12x13)      12              13
01.14002.003  Bone Dowel, Patella (  14x13)      14              13
01.14002.004  Bone Dowel, Patella (  16x13)      16              13
01.14002.005  Bone Dowel, Patella (  10x*16)     10             *16
01.14002.006  Bone Dowel, Patella (  12x*16)     12             *16
01.14002.007  Bone Dowel, Patella (  14x*16)     14             *16
01.14002.008  Bone Dowel, Patella (  16x*16)     16             *16

REF Number         Product Description             A=               B=
01.14003.001  Wedge, Fibula (6x0degrees)         6          0degrees
01.14003.002  Wedge, Fibula (7x0degrees)         7          0degrees
01.14003.003  Wedge, Fibula (8x0degrees)         8          0degrees
01.14003.004  Wedge, Fibula (9x0degrees)         9          0degrees
01.14003.005  Wedge, Fibula (10x0degrees)        10         0degrees
01.14003.006  Wedge, Fibula (50x0degrees)        50         0degrees
01.14003.007  Wedge, Fibula (100x0degrees)       100        0degrees
01.14003.008  Wedge, Fibula (8x4degrees)         8          4degrees
01.14003.009  Wedge, Fibula (9x4degrees)         9          4degrees

REF Number          Product Description            A=               B=
01.14004.001  Ring Graft, Femur (8x0degrees)     8          0degrees
01.14004.002  Ring Graft, Femur (10x0degrees)    10         0degrees
01.14004.003  Ring Graft, Femur (12x0degrees)    12         0degrees
01.14004.004  Ring Graft, Femur (14x0degrees)    14         0degrees
01.14004.005  Ring Graft, Femur (16x0degrees)    16         0degrees
01.14004.006  Ring Graft, Femur (30x0degrees)    30         0degrees
01.14004.007  Ring Graft, Femur (50x0degrees)    50         0degrees
01.14004.008  Ring Graft, Femur (100x0degrees)   100        0degrees
01.14004.009  Ring Graft, Femur (11x6degrees)    11         6degrees
01.14004.010  Ring Graft, Femur (13x6degrees)    13         6degrees
01.14004.011  Ring Graft, Femur (15x6degrees)    15         6degrees
01.14004.012  Ring Graft, Femur (17x6degrees)    17         6degrees

* more than

CONFIDENTIAL                       Schedule A to U.S. Service Agreement - Page 2

REF Number                   Product Description                       A=       B=      C=     D=
01.14005.001  Tricortical wedge, Calcaneus (9.5x24x6x0degrees)         9.5     24      6      0(degrees)
01.14005.002  Tricortical wedge, Calcaneus (9.5x24x7x0degrees)         9.5     24      7      0(degrees)
01.14005.003  Tricortical wedge, Calcaneus (9.5x24x8x0degrees)         9.5     24      8      0(degrees)
01.14005.004  Tricortical wedge, Calcaneus (9.5x24x9x0degrees)         9.5     24      9      0(degrees)
01.14005.005  Tricortical wedge, Calcaneus (9.5x24x10x0degrees)        9.5     24      10     0(degrees)
01.14005.006  Tricortical wedge, Calcaneus (9.5x24x12x0degrees)        9.5     24      12     0(degrees)
01.14005.007  Tricortical wedge, Calcaneus (9.5x24x14x0degrees)        9.5     24      14     0(degrees)
01.14005.008  Tricortical wedge, Calcaneus (9.5x24x16x0degrees)        9.5     24      16     0(degrees)
01.14005.009  Tricortical wedge, Calcaneus (9.5x24x8x4degrees)         9.5     24      8      4(degrees)
01.14005.010  Tricortical wedge, Calcaneus (9.5x24x9x4degrees)         9.5     24      9      4(degrees)
01.14005.011  Tricortical wedge, Calcaneus (9.5x24x11x4degrees)        9.5     24      11     4(degrees)
01.14005.012  Tricortical wedge, Calcaneus (9.5x24x13x4degrees)        9.5     24      13     4(degrees)
01.14005.013  Tricortical wedge, Calcaneus (9.5x24x15x4degrees)        9.5     24      15     4(degrees)
01.14005.014  Tricortical wedge, Calcaneus (12.5x12x6x0degrees)       12.5     12      6      0(degrees)
01.14005.015  Tricortical wedge, Calcaneus (12.5x12x7x0degrees)       12.5     12      7      0(degrees)
01.14005.016  Tricortical wedge, Calcaneus (12.5x12x8x0degrees)       12.5     12      8      0(degrees)
01.14005.017  Tricortical wedge, Calcaneus (12.5x12x9x0degrees)       12.5     12      9      0(degrees)
01.14005.018  Tricortical wedge, Calcaneus (12.5x24x10x0degrees)      12.5     24      10     0(degrees)
01.14005.019  Tricortical wedge, Calcaneus (12.5x24x12x0degrees)      12.5     24      12     0(degrees)
01.14005.020  Tricortical wedge, Calcaneus (12.5x24x14x0degrees)      12.5     24      14     0(degrees)
01.14005.021  Tricortical wedge, Calcaneus (12.5x24x16x0degrees)      12.5     24      16     0(degrees)
01.14005.022  Tricortical wedge, Calcaneus (12.5x12x8x4degrees)       12.5     12      8      4(degrees)
01.14005.023  Tricortical wedge, Calcaneus (12.5x12x9x4degrees)       12.5     12      9      4(degrees)
01.14005.024  Tricortical wedge, Calcaneus (12.5x12x11x4degrees)      12.5     12      11     4(degrees)
01.14005.025  Tricortical wedge, Calcaneus (12.5x24x11x4degrees)      12.5     24      11     4(degrees)
01.14005.026  Tricortical wedge, Calcaneus (12.5x24x13x4degrees)      12.5     24      13     4(degrees)
01.14005.027  Tricortical wedge, Calcaneus (12.5x24x15x4degrees)      12.5     24      15     4(degrees)

REF Number                   Product Description                       A=     B=      C=     D=
01.14006.001  Tricortical Wedge, Patella (8-10x24x6x0degrees)         8-10     24       6     0(degrees)
01.14006.002  Tricortical Wedge, Patella (8-10x24x7x0degrees)         8-10     24       7     0(degrees)
01.14006.003  Tricortical Wedge, Patella (8-10x24x8x0degrees)         8-10     24       8     0(degrees)
01.14006.004  Tricortical Wedge, Patella (8-10x24x9x0degrees)         8-10     24       9     0(degrees)
01.14006.005  Tricortical Wedge, Patella (8-10x24x10x0degrees)        8-10     24      10     0(degrees)
01.14006.006  Tricortical Wedge, Patella (8-10x24x12x0degrees)        8-10     24      12     0(degrees)
01.14006.007  Tricortical Wedge, Patella (8-10x24x14x0degrees)        8-10     24      14     0(degrees)
01.14006.008  Tricortical Wedge, Patella (8-10x24x16x0degrees)        8-10     24      16     0(degrees)
01.14006.009  Tricortical Wedge, Patella (8-10x24x8x4degrees)         8-10     24       8     4(degrees)
01.14006.010  Tricortical Wedge, Patella (8-10x24x9x4degrees)         8-10     24       9     4(degrees)
01.14006.011  Tricortical Wedge, Patella (8-10x24x11x4degrees)        8-10     24      11     4(degrees)
01.14006.012  Tricortical Wedge, Patella (8-10x24x13x4degrees)        8-10     24      13     4(degrees)
01.14006.013  Tricortical Wedge, Patella (8-10x24x15x4degrees)        8-10     24      15     4(degrees)
01.14006.014  Tricortical Wedge, Patella (*10x12x6x0degrees)           *10     12       6     0(degrees)
01.14006.015  Tricortical Wedge, Patella (*10x12x7x0degrees)           *10     12       7     0(degrees)
01.14006.016  Tricortical Wedge, Patella (*10x12x8x0degrees)           *10     12       8     0(degrees)
01.14006.017  Tricortical Wedge, Patella (*10x12x9x0degrees)           *10     12       9     0(degrees)
01.14006.018  Tricortical Wedge, Patella (*10x24x10x0degrees)          *10     24      10     0(degrees)
01.14006.019  Tricortical Wedge, Patella (*10x24x12x0degrees)          *10     24      12     0(degrees)
01.14006.020  Tricortical Wedge, Patella (*10x24x14x0degrees)          *10     24      14     0(degrees)

* more than

CONFIDENTIAL                       Schedule A to U.S. Service Agreement - Page 3

01.14006.021  Tricortical Wedge, Patella (*10x24x16x0degrees)   *10   24    16     0(degrees)
01.14006.022  Tricortical Wedge, Patella (*10x12x8x4degrees)    *10   12    8      4(degrees)
01.14006.023  Tricortical Wedge, Patella (*10x12x9x4degrees)    *10   12    9      4(degrees)
01.14006.024  Tricortical Wedge, Patella (*10x12x11x4degrees)   *10   12    11     4(degrees)
01.14006.025  Tricortical Wedge, Patella (*10x24x11x4degrees)   *10   24    11     4(degrees)
01.14006.026  Tricortical Wedge, Patella (*10x24x13x4degrees)   *10   24    13     4(degrees)
01.14006.027  Tricortical Wedge, Patella (*10x24x15x4degrees)   *10   24    15     4(degrees)

REF Number             Product Description                       A=    B=
01.14007.001  Bone Dowel, Calcaneus (  10x13)                   10    13
01.14007.002  Bone Dowel, Calcaneus (  12x13)                   12    13
01.14007.003  Bone Dowel, Calcaneus (  14x13)                   14    13
01.14007.004  Bone Dowel, Calcaneus (  16x13)                   16    13
01.14007.005  Bone Dowel, Calcaneus (  10x20)                   10    20
01.14007.006  Bone Dowel, Calcaneus (  12x20)                   12    20
01.14007.007  Bone Dowel, Calcaneus (  14x20)                   14    20
01.14007.008  Bone Dowel, Calcaneus (  16x20)                   16    20

REF Number             Product Description                       A=    B=
01.14008.001  Bone Dowel, Iliac (  10x13)                       10    13
01.14008.002  Bone Dowel, Iliac (  12x13)                       12    13
01.14008.003  Bone Dowel, Iliac (  14x13)                       14    13
01.14008.004  Bone Dowel, Iliac (  16x13)                       16    13

REF Number             Product Description                       A=    B=
01.14009.001  Wedge, Ulna (6x0degrees)                          6     0(degrees)
01.14009.002  Wedge, Ulna (7x0degrees)                          7     0(degrees)
01.14009.003  Wedge, Ulna (8x0degrees)                          8     0(degrees)
01.14009.004  Wedge, Ulna (9x0degrees)                          9     0(degrees)
01.14009.005  Wedge, Ulna (10x0degrees)                         10    0(degrees)
01.14009.006  Wedge, Ulna (50x0degrees)                         50    0(degrees)
01.14009.007  Wedge, Ulna (100x0degrees)                        100   0(degrees)
01.14009.008  Wedge, Ulna (8x4degrees)                          8     4(degrees)
01.14009.009  Wedge, Ulna (9x4degrees)                          9     4(degrees)

REF Number             Product Description                         A=    B=
01.14010.001  Wedge, Radius (6x0degrees)                        6     0degrees
01.14010.002  Wedge, Radius (7x0degrees)                        7     0degrees
01.14010.003  Wedge, Radius (8x0degrees)                        8     0degrees
01.14010.004  Wedge, Radius (9x0degrees)                        9     0degrees
01.14010.005  Wedge, Radius (10x0degrees)                       10    0degrees
01.14010.006  Wedge, Radius (50x0degrees)                       50    0degrees
01.14010.007  Wedge, Radius (100x0degrees)                      100   0degrees
01.14010.008  Wedge, Radius (8x4degrees)                        8     4degrees
01.14010.009  Wedge, Radius (9x4degrees)                        9     4degrees

* more than

CONFIDENTIAL                       Schedule A to U.S. Service Agreement - Page 4

REF Number               Product Description        A=        B=
01.14011.001  Ring Graft, Tibia (8x0degrees)       8        0degrees
01.14011.002  Ring Graft, Tibia (10x0degrees)      10       0degrees
01.14011.003  Ring Graft, Tibia (12x0degrees)      12       0degrees
01.14011.004  Ring Graft, Tibia (14x0degrees)      14       0degrees
01.14011.005  Ring Graft, Tibia (16x0degrees)      16       0degrees
01.14011.006  Ring Graft, Tibia (30x0degrees)      30       0degrees
01.14011.007  Ring Graft, Tibia (50x0degrees)      50       0degrees
01.14011.008  Ring Graft, Tibia (100x0degrees)     100      0degrees
01.14011.009  Ring Graft, Tibia (11x6degrees)      11       6degrees
01.14011.010  Ring Graft, Tibia (13x6degrees)      13       6degrees
01.14011.011  Ring Graft, Tibia (15x6degrees)      15       6degrees
01.14011.012  Ring Graft, Tibia (17x6degrees)      17       6degrees

REF Number             Product Description         A=          B=
01.14012.001  Ring Graft, Humerus (8x0degrees)     8        0degrees
01.14012.002  Ring Graft, Humerus (10x0degrees)    10       0degrees
01.14012.003  Ring Graft, Humerus (12x0degrees)    12       0degrees
01.14012.004  Ring Graft, Humerus (14x0degrees)    14       0degrees
01.14012.005  Ring Graft, Humerus (16x0degrees)    16       0degrees
01.14012.006  Ring Graft, Humerus (30x0degrees)    30       0degrees
01.14012.007  Ring Graft, Humerus (50x0degrees)    50       0degrees
01.14012.008  Ring Graft, Humerus (100x0degrees)   100      0degrees
01.14012.009  Ring Graft, Humerus (11x6degrees)    11       6degrees
01.14012.010  Ring Graft, Humerus (13x6degrees)    13       6degrees
01.14012.011  Ring Graft, Humerus (15x6degrees)    15       6degrees
01.14012.012  Ring Graft, Humerus (17x6degrees)    17       6degrees

REF Number                 Product Description          Size=       Volume=
01.14014.001  Cortico-Cancellous Chips (2-4mm x 15cc)       2-4        15cc
01.14014.002  Cortico-Cancellous Chips (2-4mm x 30cc)       2-4        30cc
01.14014.003  Cortico-Cancellous Chips (4-10mm x 15cc)     4-10        15cc
01.14014.004  Cortico-Cancellous Chips (4-10mm x 30cc)     4-10        30cc
01.14014.005  Cortico-Cancellous Chips (4-10mm x 60cc)     4-10        60cc

CONFIDENTIAL                       Schedule A to U.S. Service Agreement - Page 5

Category 2 Tissues

Posterior Lateral Interbody Fusion Spacer (allograft bone tissue)

Anterior Lateral Interbody Fusion Spacer (allograft bone tissue)

Cervical Dowel (allograft bone tissue), 10 mm and 14 mm

Cervical Wedge (allograft bone tissue)



Category 3 Tissues

Lumbar and cervical spacers formed of a composite of cancellous and cortical allograft bone machined and combined in proprietary shapes and designs.

CONFIDENTIAL                      Schedule A to U.S. Service Agreement - Page 6

                      Schedule B - Minimum Annual Demand


Contract Year      Minimum Demand (Total Units of Processed Tissue)


     1                                 0


     2 (3 months)                    ______


     3                               ______


     4                               ______


     5                               ______


     6                               ______


     7                               ______


     8                               ______


     9                               ______


     10                              ______

CONFIDENTIAL                      Schedule B to U.S. Service Agreement - Page 1

                                  Schedule C

                             Sulzer's Service Fees


--------------------------------------------------------------------------------
Type of Processed Tissue                  Service Fee as a Percentage of
                                          Tutogen's Fee to Tissue User
--------------------------------------------------------------------------------
Category 1 Tissues                                    *
--------------------------------------------------------------------------------
Category 2 Tissues (Lumbar)                           *
--------------------------------------------------------------------------------
Category 2 Tissues (Cervical)                         *
--------------------------------------------------------------------------------
Category 3 Tissues                                    *
--------------------------------------------------------------------------------


"Tutogen's Fee to Tissue User" shall be defined as the gross amount of the fee invoiced to the user for Tutogen's services in making the Processed Tissues available, less discounts and allowances, returns, taxes and other levies by a governmental authority, and unreimbursed shipping charges. In the event that "Tutogen's Fee to Tissue User" for any particular Category 2 Tissue or Category 3 Tissue does not exceed the Minimum Fee specified therefor in the table below, then Sulzer's Service Fee for that particular tissue shall not be the fee specified therefor above and the parties shall negotiate a new Service Fee for Sulzer for the particular tissue, taking account of changed circumstances.



--------------------------------------------------------------------------------
Type of Processed Tissue                 Minimum Tutogen Fee to Tissue User
--------------------------------------------------------------------------------
Category 2 Tissues (Lumbar)
--------------------------------------------------------------------------------
Category 2 Tissues (Cervical)
--------------------------------------------------------------------------------
Category 3 Tissues
--------------------------------------------------------------------------------



            *CONFIDENTIAL TREATMENT REQUEST BY SHEARMAN & STERLING.

CONFIDENTIAL                       Schedule C to U.S. Service Agreement - Page 2